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BANK OF AMERICA                        MULTICURRENCY DEMAND LOAN AGREEMENT

NATIONAL TRUST AND SAVINGS ASSOCIATION

231 South LaSalle Street
Chicago, Illinois 60697

-------------------------------

May 5, 1998

Regis Corporation
7201 Metro Boulevard
Edina, Minnesota 55439

Attention: Kyle Didier

Ladies/Gentlemen:

      BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "BANK") is pleased to confirm that the Bank may, in its sole and absolute discretion, make loans to REGIS CORPORATION (the "Borrower") from time to time, on the following terms and conditions:

1.    DEFINITIONS

      "APPLICABLE CURRENCY": As to any particular Advance, Dollars or the Offshore Currency in which it is denominated or is payable.

      "BANKING DAY": A day other than a Saturday or a Sunday on which the Bank is open for business in Chicago, Illinois and (a) with respect to disbursements and payments in Dollars, a day on which dealings are carried on in the applicable offshore Dollar interbank market, and (b) with respect to disbursements and payments in and calculations pertaining to any Advance denominated in an Offshore Currency, a day on which commercial banks are open for foreign exchange business in London, England, and on which dealings in the relevant Offshore Currency are carried on in the applicable offshore foreign exchange interbank market. All payments received on a day which is not a Banking Day will be applied to the line of credit on the next Banking Day.

      "DOLLAR" and the sign "$": The lawful currency of the United States of America.

      "DOLLAR EQUIVALENT": At any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in an Offshore Currency, the equivalent amount in Dollars as determined by the Bank at such time on the basis of its spot rate of exchange (including all related costs of conversion) for the purchase of Dollars with such Offshore Currency at approximately 11:00 a.m., Chicago time, on the date on which such calculation would be necessary for the delivery of Dollars on the applicable date contemplated in this Agreement.

      "OFFSHORE CURRENCY": The lawful currencies constituting eurocurrencies (other than Dollars) set forth in SCHEDULE 1 to this Agreement, and any other eurocurrency which is, in the sole discretion of the Bank, freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars.

      "REFERENCE RATE": The rate of interest publicly announced from time to time by the Bank in Chicago, Illinois, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate will take effect at the opening of business on the day specified in the public announcement of a change in the Reference Rate.

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Regis Corporation
May 5, 1998
Page 2

2.    LINE OF CREDIT AMOUNT AND TERMS

2.1 LINE OF CREDIT AMOUNT. The Borrower may borrow, repay and reborrow from the Bank to and including the Termination Date (defined below), unless sooner notified by the Bank of the termination of this line of credit, such amounts (the "ADVANCES") as the Borrower may from time to time request, but not exceeding the Dollar Equivalent amount of $20,000,000, or such reduced amount as may be fixed by the Bank by written notice to the Borrower (the "LINE OF CREDIT AMOUNT") in the aggregate at any one time outstanding. If at any time the Bank determines that the aggregate Dollar Equivalent amount of all Advances hereunder exceeds the Line of Credit Amount due to a change in applicable rates of exchange between Dollars and any Offshore Currency, then the Bank shall give notice to the Borrower that a prepayment is required and the Borrower will make such prepayment such that, after giving effect to such prepayment, the aggregate Dollar Equivalent amount of all Advances does not exceed the Line of Credit Amount.

2.2 "TERMINATION DATE" means May 4, 1999 or such later date to which the Termination Date may be extended by the Bank in its sole and absolute discretion and based on such review of the Borrower's financial performance and condition and such other factors as the Bank considers relevant (which may include, but not be limited to, future loan policies and other policies adopted by the Bank unrelated to the Borrower's financial condition). Any such extension must be in writing signed by the Bank and acknowledged by the Borrower. In the case of any such extension, the Termination Date will be the date to which such extension has been granted. The Bank is under no obligation or commitment to extend the Termination Date and no such obligation or commitment on the part of the Bank may be inferred from this provision.

2.3 NOTE EVIDENCING ADVANCES. The Advances will be evidenced by the Borrower's promissory note (the "Note") in the form set forth as EXHIBIT A, and will be payable on the earlier of the Termination Date or demand. The Bank will record all Advances (and the Applicable Currency) made pursuant to this Agreement and all payments of principal in its records, which records will be rebuttable presumptive evidence of the subject matter thereof.

2.4 ADVANCES. The Borrower may elect to have an Advance denominated in Dollars or in an Offshore Currency.

2.5 ELECTION TO MAKE ADVANCES; ALL ADVANCES PAYABLE ON DEMAND. The Borrower agrees that its compliance with and its performance of the provisions of this Agreement do not obligate the Bank to make any Advances and that the Bank will make any Advance in its sole and absolute discretion. The Borrower further agrees that, notwithstanding the Borrower's compliance with and performance of the provisions of this Agreement, the Bank has the right to demand payment of the Advances at any time.

2.6   INTEREST RATE.

      (a) REFERENCE RATE. For any Advance denominated in Dollars, unless the Borrower elects the Offshore Rate described below, the interest rate is the Reference Rate, defined below, per annum.

      (b) OFFSHORE RATE. The Borrower may elect to have any Advance denominated in Dollars bear interest at the Offshore Rate plus 1.00% per annum. All Advances denominated in an Offshore Currency will bear interest at the Offshore Rate plus 1.00% per annum. At the end of any interest period, unless the Borrower has designated another interest period, any Advance denominated in an Offshore Currency will be redenominated into Dollars (using the Dollar Equivalent) and the interest rate for any Advance denominated in Dollars will revert to the rate based on the Reference Rate. Designation of an Offshore Rate Advance is subject to the following requirements:

            (1) The interest period during which the Offshore Rate will be in effect will be 1, 2 or 3 months, as agreed between the Bank and the Borrower. The last day of the interest period will be determined by the Bank using the practices of the inter-bank eurocurrency market.

            (2) Each Offshore Rate Advance will be for an amount not less than the Dollar Equivalent amount of $500,000 and in integral multiples of the Dollar Equivalent amount of $100,000.

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Regis Corporation
May 5, 1998
Page 3


            (3) The Borrower must irrevocably request an Offshore Rate Advance no later than 12:00 noon, Chicago time, three Banking Days before the commencement of the interest period.

            (4) "OFFSHORE RATE" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of 1% (all amounts in the calculation will be determined by the Bank as of the first day of the interest period):

            Offshore Rate =              Interbank Rate
                                   ---------------------------
                                   (1.00 - Reserve Percentage)

      Where,

           (A) "INTERBANK RATE" means the interest rate (rounded upward to the nearest 1/16th of 1%) at which deposits in the Applicable Currency for the applicable interest period are offered to the Bank by major banks in the inter-bank eurocurrency market two Banking Days prior to commencement of the interest period.

           (B) "RESERVE PERCENTAGE" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of 1%. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

           (5) Any Advance already bearing interest at an Offshore Rate will not be converted to a different rate during its interest period.

           (6) Each prepayment of an Offshore Rate Advance, whether voluntary, by reason of demand or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of any amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee will be equal to the amount (if any) by which:

               (A) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

               (B) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the inter-bank eurocurrency market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Advance, or the scheduled payment date for the amount prepaid, if earlier.

           (7) The Bank will have no obligation to accept an election for an Offshore Rate Advance if any of the following described events has occurred and is continuing:

               (A) deposits in the Applicable Currency in the principal amount, and for periods equal to the interest period, of an Offshore Rate Advance are not available in the inter-bank eurocurrency market; or

               (B) the Offshore Rate does not accurately reflect the cost of an Offshore Rate Advance.

      (c) INTEREST CALCULATION. Except as otherwise stated in this Agreement, all interest will be computed on the basis of a 360-day year and the actual number of days elapsed.

      (d) DEFAULT RATE. After demand, the unpaid principal balance of the Note will bear interest at a rate per annum which is 2% percent higher than the rate of interest otherwise provided under this Agreement.

2.7   REPAYMENT TERMS.

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Regis Corporation
May 5, 1998
Page 4


      (a) INTEREST. Interest accruing prior to demand on a Reference Rate Advance will be payable monthly on the first day of each month and at the time of demand, beginning with the first such date to occur after the initial Advance. Interest accruing prior to demand on an Offshore Rate Advance will be paid on the last day of each interest period. Interest accruing after demand will be payable on demand.

      (b) PRINCIPAL. If demand for payment is not sooner made, the Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this Agreement no later than the Termination Date; PROVIDED, HOWEVER, that any amount bearing interest at the Offshore Rate may be repaid at the end of the applicable interest period, which will be no later than the Termination Date.

2.8 CURRENCY EQUIVALENTS GENERALLY. For all purposes of this Agreement, the equivalent in any Offshore Currency of an amount in Dollars, and the equivalent in Dollars of an amount in any Offshore Currency, shall be determined by the Bank on the basis of the spot rate of exchange (including all related costs of conversion) at approximately 11:00 a.m., Chicago time, on the date on which such calculation would be necessary for the delivery of Dollars or such Offshore Currency on the applicable date contemplated in this Agreement. Any determination made by the Bank pursuant to this SECTION 2.7 will be conclusive and binding in the absence of manifest error.

3.    DISBURSEMENTS, PAYMENTS AND COSTS

3.1 REQUESTS FOR ADVANCES. Each request for an Advance will be made in writing in a manner acceptable to the Bank, or by another means acceptable to the Bank.

3.2 DISBURSEMENTS AND PAYMENTS. Each Advance made by the Bank, in its sole and absolute discretion, will be made in immediately available funds in the Applicable Currency. Each payment by the Borrower will be made without set-off or counterclaim in immediately available funds in the Applicable Currency not later than 2:00 p.m., Chicago time, on the dates called for under this Agreement at the Bank's office at 231 South LaSalle Street, Chicago, Illinois 60697. Funds received on any day after such time will be deemed to have been received on the next Banking Day. Whenever any payment to be made hereunder or on the Note is stated to be due on a day which is not a Banking Day, such payment will be made on the next succeeding Banking Day and such extension of time will be included in the computation of any interest.

3.3   TELEPHONE AUTHORIZATION.

      (a) The Bank may honor telephone instructions for Advances or repayments given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

      (b) Advances will be deposited in the Borrower's account number 1233227795 (the "ACCOUNT") or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

      (c) At the request of the Bank, the Borrower will promptly provide written confirmation to the Bank of any telephone instructions. If there is a discrepancy and the Bank has already acted on the telephone instructions, the telephone instructions will prevail over the written confirmation.

      (d) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement.

3.4 DIRECT DEBIT. The Borrower agrees that interest and principal payments will be deducted automatically on the due date from the Account. The Bank will debit the Account on the dates the payments become due. If a due date does not fall on a Banking Day, the Bank will debit the Account on the first Banking Day following the due date. If there are insufficient funds in the Account on the date the Bank enters any debit the debit will be reversed.

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Regis Corporation
May 5, 1998
Page 5


3.5 TAXES. The Borrower will not deduct any taxes from any payments it makes to the Bank. If any government authority imposes any taxes on any payments made by the Borrower, the Borrower will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed. Upon request by the Bank, the Borrower will confirm that it has paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date. The Borrower will not pay the Bank's net income taxes.

4.    AGREEMENTS OF BORROWER.

4.1 FINANCIAL INFORMATION. The Borrower agrees to provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time.

      (a) Within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a Certified Public Accountant ("CPA") acceptable to the Bank. The statements shall be prepared on a consolidated and consolidating basis.

      (b) Within 45 days of the period's end, the Borrower's quarterly financial statements. These financial statements must be reviewed by a CPA acceptable to the Bank. The statements shall be prepared on a consolidated and consolidating basis.

      (c) Within 30 days of the period's end, the Borrower's monthly financial statements, including a report summarizing same store comparable sales for mature salons from period to period, new salon openings as compared to the Borrower's business plan, and new store operating performance as compared to such business plan. These financial statements may be Borrower prepared. The statements shall be prepared on a consolidating basis.

      (d) Within the period(s) provided in (a) and (b) above, a compliance certificate of the Borrower signed by an authorized financial officer of the Borrower setting forth (i) the information and computations (in sufficient detail) to establish that the Borrower is in compliance with all financial covenants set forth in that certain Amended and Restated Credit Agreement, dated as of December 30,1997 (the "LASALLE CREDIT AGREEMENT"), among the Borrower, LaSalle National Bank, as Agent and the lenders thereunder, at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under the LaSalle Credit Agreement and, if any such default exists, specifying the nature thereof and the action the Borrower is taking and proposes to take with respect thereto.

4.2 LIENS. The Borrower agrees that Section 8C(1) ("Liens") of the LaSalle Credit Agreement (and all definitions associated with such section) is incorporated by reference herein as if set forth herein.

5. CONDITIONS Prior to requesting the initial Advance, the Borrower will furnish the Bank with each of the following documents, each duly executed and dated as of the date of the Borrower's acceptance of this
Agreement:

5.1   NOTE.  The Note payable to the order of the Bank.

5.2 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower of this Agreement and the Note and any instrument or agreement required under this Agreement have been duly authorized.

5.3 GOOD STANDING. Certificates of good standing for the Borrower from its state of incorporation and from any other state in which the Borrower is required to qualify to conduct its business.

5.4 OFFSET SHARING AGREEMENT. An Offset Sharing Agreement, in form and content satisfactory to the Bank, among the Bank and the Lenders under the LaSalle Credit Agreement.

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Regis Corporation
May 5, 1998
Page 6


5.5   OTHER ITEMS.  Any other items that the Bank reasonably requires.

6.    ENFORCING THIS AGREEMENT; MISCELLANEOUS

6.1 ILLINOIS LAW. This Agreement is governed by the internal laws of the State of Illinois.

6.2 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement.

6.3 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced.

6.4 EXPENSES. The Borrower agrees to reimburse the Bank upon demand, whether or not any Advance is made under this Agreement, for all reasonable expenses and reasonable attorneys' fees, including any allocated costs of in-house counsel, incurred by the Bank in (a) the preparation, negotiation and execution of this Agreement, the Note and all other documents delivered in connection with this Agreement; (b) enforcing the Borrower's obligations under this Agreement, the Note or any other document delivered in connection with this Agreement; and (c) participating in any proceeding (whether instituted by the Bank, the Borrower or any other person and whether in bankruptcy or otherwise) or responding to any claim in any way relating to this Agreement, the Note or any document delivered in connection with this Agreement. The Borrower further agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Note, which obligations will survive any termination of this Agreement.

6.5 JUDGEMENT. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due under this Agreement or the Note in one currency into another currency, the rate of exchange used will be that at which the Bank could purchase the first currency with such other currency on the Banking Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Bank under this Agreement or the Note will, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "AGREEMENT CURRENCY"), be discharged only to the extent that on the Banking Day following receipt by the Bank of any sum adjudged to be so due in the Judgment Currency, the Bank may purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Bank in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Bank against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Bank in such currency, the Bank agrees to return the amount of any excess to the Borrower.

6.7 ONE AGREEMENT. This Agreement and any related other agreements required by this Agreement, collectively:

      (a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this line of credit; and

      (b) replace any prior oral or written agreements between the Bank and the Borrower concerning this line of credit; and

      (c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

6.8 NOTICES. All notices required under this Agreement will be personally delivered or sent by first class mail, postage prepaid, to the addresses set forth above, or to such other addresses as the Bank and the Borrower may specify from time to time in writing.

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Regis Corporation
May 5, 1998
Page 7


6.9 HEADINGS. Article and paragraph headings are for reference only and will not affect the interpretation or meaning of any provisions of this Agreement.

6.10 COUNTERPARTS. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, will be deemed an original but all such counterparts will constitute but one and the same agreement.

6.12 CONSENT TO JURISDICTION. To induce the Bank to accept this Agreement, the Borrower irrevocably agrees that subject to the Bank's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF, FROM OR RELATED TO THIS AGREEMENT OR THE NOTE WILL BE LITIGATED IN COURTS HAVING SITUS WITHIN CHICAGO, ILLINOIS. THE BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE BORROWER AT THE ADDRESS STATED ABOVE AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

6.13 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK EACH WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (a) UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER FURTHER AGREES THAT IT WILL NOT ASSERT ANY CLAIM AGAINST THE BANK ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES.

      If the foregoing is acceptable, please indicate the Borrower's agreement by signing a copy of this Agreement where indicated below.

                                        Very truly yours,

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION

                                        By: /s/ [ILLEGIBLE]
                                           ---------------------------

                                        Title: Vice President
                                              ------------------------

The foregoing is agreed to this
5 day of May, 1998.

REGIS CORPORATION


By: /s/ Randy L. Pearce
   ---------------------------------

Title: RANDY L. PEARCE
       SENIOR VICE PRESIDENT-FINANCE
       CHIEF FINANCIAL OFFICER
       ----------------------------

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Regis Corporation
May 5, 1998
Page 8




[USE NOTARY BLOCK WHEN DOCUMENTS WILL BE DELIVERED BY MAIL]

STATE OF MINNESOTA  )
                    )SS
COUNTY OF HENNEPIN  )

      Subscribed, sworn to and acknowledged before me this 5 day of May 1998 by Randy L. Pearce as Chief Financial Officer of Regis Corporation who personally appeared before me.

      Witness my hand and official seal.

                                             /s/ Joyce L. Wallace
My commission expires: July 31, 2000          -----------------------------
                                                  Notary Public

                                                    [SEAL]

                                      EXHIBIT A

                                   PROMISSORY NOTE

$20,000,000                                       Chicago, Illinois: May 5, 1998

      On the earlier of the Termination Date or demand, for value received, REGIS CORPORATION (the "BORROWER") hereby promises to pay to the order of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION (the "BANK"), the Dollar Equivalent principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000) or, if less, the aggregate unpaid principal amount of all Advances made by the Bank to the undersigned hereunder. The initial Advance, all subsequent Advances and all payments made on account of principal will be recorded by the holder in its records. Capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Loan Agreement.

      The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount of this Note outstanding from time to time, from the date of this Note until paid in full, at the rates per annum which will be determined in accordance with the provisions of the Loan Agreement. Accrued interest will be payable on the dates specified in the Loan Agreement.

      All payments of principal and interest under this Note will be made in the Applicable Currency in immediately available funds at the Bank's office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by the Bank to the Borrower in writing.

      This Note is the Note referred to in, and evidences indebtedness incurred under, a Multicurrency Demand Loan Agreement (as it may be amended, modified or supplemented from time to time, the "LOAN AGREEMENT"), dated as of May54, 1998, between the Borrower and the Bank, to which Loan Agreement reference is made for a statement of the terms and provisions thereof.

      All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

      This Note is governed by the internal laws of the State of Illinois.


                                             REGIS CORPORATION


                                             By:
                                                ---------------------------
                                             Title:
                                                   ------------------------

                                             Address:
                                             7201 Metro Boulevard
                                             Edina, Minnesota 55439
                                             Attention: Kyle Didier
                                             Telephone:
                                             Fax No.:

Regis Corporation
May 5, 1998
Page 10


                                      SCHEDULE I

                                 OFFSHORE CURRENCIES

                                   Canadian Dollars

                               British Pounds Sterling

                                    Mexican Pesos